EXHIBIT 10.53
AMENDMENT NO. 1 TO
SEABULK INTERNATIONAL, INC.
STOCK OPTION PLAN FOR DIRECTORS
     WHEREAS, SEABULK INTERNATIONAL, INC., (the “Company”), has heretofore adopted the SEABULK INTERNATIONAL, INC. STOCK OPTION PLAN FOR DIRECTORS (the “Plan”); and
     WHEREAS, the Company desires to amend the Plan in certain respects; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized this amendment on April 18, 2005.
     NOW, THEREFORE, the Plan shall be amended as follows, effective as of April 18, 2005:
I.	Section 5.3 of the Plan shall be deleted and replaced with the following:
“5.3	Adjustment in Capitalization.

In the event of stock dividends, spin offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events, the number of shares of Stock that may be issued under the Plan, as well as the number or type of shares or other property subject to outstanding Options and the applicable option or purchase price per share, shall be adjusted appropriately by the Committee, as determined in its sole discretion.”
II.	As amended hereby, the Plan is specifically ratified and reaffirmed.

Seabulk International, Inc.
By:	/s/ Alan R. Twaits
Alan R. Twaits
Senior Vice President, General Counsel and Secretary